BlackRock Liquidity Funds:
Fed Fund

File Number:

CIK Number:

For the Period Ended:
10/31/2008

Pursuant to Exemptive Order ICA Release No. 15520 dated January
5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2007 through October 31, 2008.

The information will be in the following order:

Purchases (IN THOUSANDS)
TRANSACTION DATE
FACE AMOUNT
SECURITY DESCRIPTION
RATE
DUE DATE

10/16/08
$ 37,598
Tri-Party ML & Co., Inc.
0.80
10/17/08

10/17/08
$ 40,248
Tri-Party ML & Co., Inc.
0.70
10/20/08

10/21/08
$ 43,078
Tri-Party ML & Co., Inc.
1.10
10/22/08

10/22/08
$ 98,552
Tri-Party ML & Co., Inc.
1.10
10/23/08

10/23/08
$ 86,531
Tri-Party ML & Co., Inc.
1.10
10/24/08

10/24/08
$ 12,465
Tri-Party ML & Co., Inc.
0.95
10/27/08

10/27/08
$ 100,927
Tri-Party ML & Co., Inc.
1.10
10/28/08

10/28/08
$ 9,438
Tri-Party ML & Co., Inc.
1.00
10/29/08

10/29/08
 $
125,418
Tri-Party ML & Co., Inc.
0.45
10/30/08
10/30/08
 $
107,710
Tri-Party ML & Co., Inc.
0.30
10/31/08